UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 9, 2003

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4222 Emperor Boulevard, Suite 470, Durham, North Carolina		27703-8466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

On September 9, 2003, Inspire Pharmaceuticals, Inc. issued the following press release:

“INSPIRE PHARMACEUTICALS ANNOUNCES FDA ACCEPTANCE OF

DIQUAFOSOL NDA FOR FILING

“No Potential Filing Review Issues Identified in Preliminary Review Period

“DURHAM, NC – September 9, 2003—Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) announced today that the U.S. Food and Drug Administration (FDA) has accepted for filing Inspire’s New Drug Application (NDA) for diquafosol tetrasodium ophthalmic solution, for the treatment of dry eye. In addition, the FDA stated in the Filing Review Letter that no potential filing review issues were identified during the 60-day preliminary review period.

“Inspire submitted the diquafosol NDA on June 27, 2003. The FDA granted Priority Review status for the application in a letter received on July 31, 2003 and set December 24, 2003 as the target date for initial FDA action. The FDA typically conducts a preliminary review of NDAs during the 60 days following submission, and issues the Filing Review Letter within 74 days of submission (the letter is sometimes referred to as the 74-day letter).

“Christy L. Shaffer, Ph.D., Inspire’s CEO, stated, ‘We have been working actively with the FDA since the submission of our NDA and we are very pleased that the FDA did not identify any potential filing review issues in the preliminary review period. We are continuing plans to put a sales team in place to co-promote diquafosol with our partner, Allergan.’

“About Dry Eye

“Dry eye is a painful, burning and irritating condition involving abnormalities and deficiencies in the tear film due to a variety of causes. It affects approximately 10 million North Americans and is one of the most frequent patient complaints reported to ophthalmologists and optometrists. The majority of dry eye patients rely on artificial tears to relieve symptoms.

“About Inspire

“Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body’s innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire’s lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has development and commercialization alliances with Allergan, Inc., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd., and has a collaboration with Cystic Fibrosis Foundation Therapeutics, Inc. Inspire’s products are based on proprietary technology relating to P2Y2 receptors and to non-P2Y2 receptors that show therapeutic promise, including P2Y12.

“Forward-Looking Statements

“The forward-looking statements in this news release relating to management’s expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire’s results is included in Inspire’s filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.”

# # #

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Gregory J. Mossinghoff
Gregory J. Mossinghoff President and Secretary

Dated: September 9, 2003